Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 18 to Registration Statement No. 333-148826 on Form N-1A of our report dated February 24, 2010, relating to the financial statements and financial highlights of ALPS ETF Trust (the “Trust”), including Cohen & Steers Global Realty Majors ETF, ALPS Equal Sector Weight ETF, Jefferies TR/J CRB Global Commodity Equity Index Fund, Jefferies TR/J CRB Global Agriculture Equity Index Fund, and Jefferies TR/J CRB Global Industrial Metals Equity Index Fund appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2009, and to the references to us under the headings “Financial Highlights” and  in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 28, 2010